UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 21, 2008
(Date of earliest event reported)

MACK-CALI REALTY CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-13274 (Commission File No.)	22-3305147 (I.R.S. Employer Identification No.)

343 Thornall Street, Edison, New Jersey 08837-2206
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 21, 2008, Martin S. Berger resigned from the Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “Company”) and became a member of its Advisory Board.

(d)           Upon Mr. Berger’s resignation, the Board of Directors appointed Robert F. Weinberg to fill the vacancy of Mr. Berger’s unexpired term as a Class II director, which term shall expire on the earlier to occur of the 2009 annual meeting of stockholders or Mr. Weinberg’s resignation or removal.  Mr. Weinberg will not serve on any committees of the Board of Directors.

Mr. Weinberg was elected to the Board of Directors at the Company’s annual meeting of stockholders on May 24, 2006.  At its annual meeting of stockholders held on May 23, 2007, he resigned from the Board of Directors and Mr. Berger was appointed to fill his seat, pursuant to an agreement with Mr. Berger to rotate the board seat between Mr. Berger and Mr. Weinberg annually, subject to qualification and appointment by the Board of Directors.  While the Company is not a party to such agreement, and neither Mr. Weinberg nor Mr. Berger has a contractual right to a seat on the Board of Directors, the Company has traditionally recognized their agreement to share the board seat.

Mr. Weinberg had direct or indirect interests in certain transactions involving the Company or its affiliates in the last fiscal year as follows:

1.	The Company has conducted business with certain entities (“RMC Entity” or “RMC Entities”), whose principals include Mr. Weinberg. Such business was as follows:

a.
The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest, including an RMC Entity which has an approximately sixteen (16) percent ownership interest in a property managed by the Company. The Company recognized approximately $2 million in revenue from all RMC Entities for the year ended December 31, 2007 and had $319,000 accounts receivable due from RMC Entities as of December 31, 2007.

b.
An RMC Entity leases space at one of the Company’s office properties for approximately 3,330 square feet, which, after a three-year renewal and expansion signed with the Company in 2005, now has been expanded to 4,860 square feet which is scheduled to expire in October 2008. The Company recognized $132,000 in revenue under this lease for the year ended December 31, 2007, and had no accounts receivable due from this RMC Entity as of December 31, 2007.

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2.
Mr. Weinberg held a 24 percent interest and acted as a director of City & Suburban Federal Savings Bank and/or one of its affiliates, which leases a total of 15,879 square feet of space at two of the Company’s office properties, comprised of 3,037 square feet scheduled to expire in June 2008 and 12,842 square feet scheduled to expire in April 2013. As of February 13, 2004, City & Suburban assigned its lease with respect to 3,037 square feet of office space to an unaffiliated third party and has no continuing obligations under such lease. In July 2007, Mr. Weinberg sold his interest in, and no longer is a director of, City & Suburban and/or its affiliates.  The Company recognized $190,000 in revenue under these leases for the year ended December 31, 2007, and had no accounts receivable from the company as of December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated:  May 22, 2008                                           By:           /s/ Roger W. Thomas
                                Roger W. Thomas
        Executive Vice President,
        General Counsel and Secretary

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